Exhibit 13.1

181 High Street Portland, Maine PAGE 1 GATEWAY GARAGE 181 High Street, Portland, Maine TESTING - THE - WATERS PRESENTATION December 2020 Anticipated Initial Property Offering Date October 2020 EXHIBIT NO. ##.# 4,000 Maximum Units Offered To Public $250 Expected Price Per Unit Reg A+ Planned Offering Type

181 High Street Portland, Maine PAGE 2 IMPORTANT DISCLOSURE INFORMATION THIS PRESENTATION CONSTITUTES “TESTING THE WATERS” COMMUNICATION. Gateway Garage Partners, LLC (the “Company”) intends to sponsor a commercial real estate offering pursuant to Regulation A of th e Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 255 of Regulation A under the Securities Act: • The Company has produced this presentation in order to determine whether there is any interest in a contemplated securities o ffe ring; • The Company is not under any obligation to make an offering under Regulation A; • No money or other consideration is being solicited by this presentation or any other device, and if sent prior to the offerin g, will not be accepted; • Any indication of interest (“ IOI ”) by a potential investor is non - binding, and involves no obligation of any kind on the part of the potential investor to inves t once the offering statement (the “Offering Statement”) has been qualified by the U.S. Securities and Exchange Commission (“SEC”); • An IOI in this offering can be made at LEX - Markets.com or on the LEX Markets Mobile App; and • No solicitation or acceptance of money or other consideration, nor of any commitment, binding or otherwise, from any person i s p ermitted until the Offering Statement has been qualified by the SEC. Once the Offering Statement on Form 1 - A has been filed with the SEC, the Company will provide information for the public to obta in the most recent version of the Offering Statement and the preliminary offering circular contained therein ( Here ). The information in the Offering Statement will be necessarily more complete than (and may be materially different in impor tan t ways from) the information that is being provided herein. You must read the complete Form 1 - A documents filed with the SEC before investing. The statements in this presentation represent the beliefs and opinions of the management of the Company as of the date hereof , a nd should not be relied upon as statements of fact and may constitute forward - looking statements that are not historical facts. These forward - looking statements include statements, express or implied, regarding the current expectations, opinions, and beliefs of the Company, and to the greatest extent possible the assumptions on which those statements are based. Words such as “believes,” “estimates,” “expects,” “endeavors,” “anticipa tes ,” “intends,” “plans,” “targets,” “should,” and “objective” and variations of such words and similar words also identify forward - looking statements. Such statements are forward - looking in nature and involve a number of kn own and unknown risks, including, without limitation, those risks described below, uncertainties, and other factors, including to the greatest extent possible those described in this presentation. Any forward - lo oking statement, including any target return, contained in this presentation is not a guaranty, assurance, prediction, or representation by the Company as to future matters, and nothing contained herein should be relied u pon as a guaranty, assurance, prediction, or representation as to future matters. Past performance may not be indicative of future results. This document shall not constitute an offer to sell or the solicitation of an offer to buy an interest in the Company or othe r o ffering, which may only be made at the time a qualified offeree receives the offering circular contained within the Offering Statement (the “Offering Circular”), and the subscription agreement pursuant to which a potential investo r m ay participate in the offering by subscribing for units of the Company (Units). All information contained herein is qualified in its entirety by the detailed information that will appear in the Offering Circular, subscrip tio n agreement, and the related offering information. An investment in commercial real estate is subject to the risks inherent in the ownership and operation of real estate and re al estate - related businesses and assets including, without limitation, (i) burdens of ownership of real property; (ii) general and local economic conditions; (iii) changes in supply of and demand for competing properties in an area (as a result, for instance, of overbuilding); (iv) the resources of tenants; (v) changes in building, environmental, and other laws; (vi) energy and supply shortages; (vii) various uninsured or uninsurable risks, n atu ral disasters, changes in government regulations (such as rent control); (viii) changes in real property tax rates; (ix) changes in interest rates; (x) the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable; (xi) environmental liabilities; (xii) contingent liabilities on disposition of assets; (xiii) terrorist attacks, war, and other factors; (xiv) lack of diversificat ion ; (xv) leverage; (xvi) no assurance of investment return; (xvii) illiquid and long - term investment; (xviii) material, non - public information; (xix) no market for interests in the investment vehicle; (xx) transfer restrictions; ( xxi) investments longer than term; (xxii) inherent uncertainty in projections; (xxiii) risks upon dispositions of the investment; (xxiv) indemnification; (xxv) conflicts of interest; and (xxvi) other activities of managemen t. No risk control can mitigate against every risk. Prior to investing, you must read and review all risk factors set forth in the Offering Circular once filed with the SEC. All figures contained herein this presentation are estimates as of October 2020. The material in this presentation has been prepared on the basis of information obtained from the Company and other sources, som e of which may be public, as of the specified date. This information is given in summary form and does not purport to be complete. Information in this presentation, including forecast financial information, should not b e c onsidered as advice or a recommendation to investors or potential investors in relation to holding, purchasing, or selling securities, or other financial products or instruments and does not take into account your particular inv estment objectives, financial situation, or needs. All securities and financial product or instrument transactions involve risks, which include (among others) the risk of adverse or unanticipated market, financial, or political de velopments and, in international transactions, currency risk. This presentation was prepared by LEX Markets LLC, Member: FINRA/SIPC, 25 West 39th Street, 8th Floor, New York, NY 10018, an d I ndependent Brokerage Solutions LLC, Member: FINRA/SIPC, 485 Madison Avenue, 15th Floor, New York, NY 10022, who have been engaged by the Company as co - placement agents for the planned offering.

181 High Street Portland, Maine PAGE 3 This offering will be made pursuant to Tier 2 of Regulation A (“Reg A+”), as amended by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) . Reg A+ is an exemption from the registration requirements under the Securities Act of 1933 (the “Securities Act”) . Reg A+ applies to public offerings of securities that do not exceed $ 50 million in any 12 - month period . Unlike private placements offered under Regulation D, securities offered under Reg A+ are not subject to lockups and (if in compliance with state Blue Sky laws, which the Company intends to be) are publicly tradable following the initial offering, and can be purchased by both accredited and non - accredited investors . Non - accredited investors, are limited in the amount of their investment to no more than 10 % of the greater of their annual income or net worth . LEX Markets is currently building a marketplace, powered by NASDAQ’s matching engine technology, to facilitate secondary trad ing of the Reg A+ securities it first assists issuers to bring to market. 1 LEX Markets intends to operate its marketplace as an Alternative Trading System (ATS), and has filed a Form ATS with the SEC seeking approval to do so. If LEX Markets’ ATS is approved, it will provide a venue for investo rs to buy or sell Reg A+ securities (including those offered by the Company) through their brokers. LEX Markets is also working with independent profe ssi onal market makers to provide continuous two - sided quotes on its ATS. The LEX Markets ATS will not use blockchain or any other distributed ledger technology. Instead, all trades executed on the pro posed LEX Markets ATS will clear and settle in book entry form via the DTCC Continuous Net Settlement system, the same system used for clearing st ock trading on major stock exchanges. 2 Relevant Securities Rules 1 To find out more about NASDAQ’s matching engine technology, visit nasdaq.com/solutions/trading - and - matching - technology. 2 To find out more about the DTCC’s Continuous Net Settlement System, visit dtcc.com/clearing - services/equities - clearing - services/ cns.

181 High Street Portland, Maine PAGE 4 The Commercial Real Estate Securities Marketplace 1 LEX MARKETS Connecting commercial real estate owners with investors Expanding investment opportunities in single asset real estate securities Providing a proprietary trading platform to create a liquid marketplace 1 LEX Markets is currently seeking regulatory approval for its Alternative Trading System, which will enable electronic seconda ry market trading of Reg A+ securities. Once issued, unit prices will vary based on supply and demand. New issue securities are highly speculative and can lose value. An investor can lose an entire investment. To find out more, visit LEX - Markets.com . Investors Real Estate Owners

181 High Street Portland, Maine PAGE 5 TABLE OF CONTENTS OVERVIEW 6 PROPERTY SUMMARY 9 MANAGEMENT 14 OPERATING STRATEGY 19 MAJOR LEASED SPACES 23 MARKET ANALYSIS 27 FINANCIAL SUMMARY 34 APPENDIX 39

181 High Street Portland, Maine PAGE 6 OVERVIEW

181 High Street Portland, Maine PAGE 7 EXECUTIVE SUMMARY Projected Gross Cash Yields 1 December 2020 2 0.3% 2021 6.2% 2022 5.7% 2023 6.7% 2024 7.8% 2025 8.9% OVERVIEW ● Above - ground parking garage ● Located in the Arts District of Portland, Maine ● Constructed in 1987 ● Five stories with approximately 600 parking spaces ● Managed by Noyack Medical Partners LLC (Manager) and on a day - to - day basis by SP Plus (SP - NASDAQ) ● Acquired in April 2008 for $10.5M $24M Asset Value ~600 Parking spaces Gateway Parking Garage (Property) 1 The breakdown of this formula as well as other important formulas are explained in the Appendix of this presentation. 2 The December 2020 Gross Cash Yield assumes a closing date of December 2020 and therefore is calculated on one month of a full y ear performance. 3 As of August 2020, the property is undergoing a re - striping of spaces reducing the total number of lined spaces from 649 down t o approximately 600. The new spaces includes 13 ADA compliant spaces and wider regular spaces. $250 Expected Price Per Unit $1M Max Offering 4,000 Maximum Units Offered To Public ~600 Parking spaces 3

181 High Street Portland, Maine PAGE 8 Gateway Parking Garage is well - located with strong underlying fundamentals, exceptional management, and diversified local driver s providing an opportunity to maximize revenue while controlling costs. The Property is located in Portland’s vibrant Downtown Arts District, adjacent to the Westin Portland Harborview Hotel and 0.5 miles from the Maine Medical Center; providing daytime, nighttime, and weekend demand drivers. CLOSE PROXIMITY TO DEMAND DRIVERS The Property is managed by SP Plus, which employs approximately 23,900 individuals and manages over 2,500 facilities across 45 states, the District of Columbia, Puerto Rico, and Canada as of December 2019. 1 EXPERIENCED PROPERTY MANAGEMENT The Property has license agreements with Maine Medical Center, the adjacent Westin hotel, and VIA Agency through September 2021, March 2061, and December 2023, respectively. Additional short - term agreements provide stable cash - flow at predictable monthly rates. IN - PLACE PARKING AGREEMENTS There is no master lease in place with SP Plus providing an opportunity for investors to capture the value of rising rates. Real - time analytics allows for pricing shifts as demand fluctuates throughout the day. DYNAMIC PRICING MODEL 1 Source: SP Plus Corporation. 2019 Annual Report, 2019. ir.spplus.com. INVESTMENT HIGHLIGHTS OVERVIEW In the last five years, the Manager has invested over $2.5M in new façades, elevators, and structural remediation. Planned capital improvement projects include approximately $300,000 earmarked for additional façade work. RECENT & PLANNED CAPITAL EXPENDITURES Strategic Opportunity

181 High Street Portland, Maine PAGE 9 PROPERTY SUMMARY

181 High Street Portland, Maine PAGE 10 Property Data Name Gateway Parking Garage Address 181 High Street Portland, Maine 04101 County Cumberland Property type Parking Garage Tax ID 037 E0006 - 009 Land area 1.50 acres; 69,798 sf Gross building area 208,375 sf Floor area ratio (GBA/land area) 2.99 Number of parking spaces 1 ~600 spaces Year built 1987 Property interest Fee Simple Zoning B - 3 Number of buildings 1 Number of floors 5 Zoning B - 3 Zoning jurisdiction City of Portland Legally conforming? Yes Flood zone B Gateway Parking Garage comprises an above - ground, five - story parking garage located at 181 High Street in downtown Portland, Maine. The Property, which includes approximately 600 lined spaces throughout 208,375 square feet of parking area, including 13 ADA spaces, was constructed in 1987 and renovated in 2011 to accommodate parking demand from the adjacent Eastland Park Hotel (The Westin). The building is steel - frame with reinforced concrete floor slabs. The Property is part of a 42 - unit condominium association consisting of eight street - level retail units, the Property and 33 individual parking spaces. 1 As of August 2020, the property is undergoing a re - striping of spaces reducing the total number of lined spaces from 649 down t o approximately 600. The new spaces includes 13 ADA compliant spaces and wider regular spaces. DOWNTOWN PORTLAND PARKING GARAGE PROPERTY SUMMARY

181 High Street Portland, Maine PAGE 11 The Property is open 24 hours a day, seven days a week and 52 weeks a year . There are multiple security cameras on - site, and multiple daily live patrols are conducted by a third - party security vendor. ACCESSIBLE AND SECURE Building Improvements Site Improvements Foundation Concrete Slab Paving / Sidewalks Concrete Interior Walls Brick Masonry Park Type Covered Parking Structure Interior Floors Paved Asphalt Landscaping N/A Interior Lighting Fluorescent & Incandescent Exterior Lighting Yes Exterior Walls Brick Masonry Dumpster Enclosure Yes Elevators (2) 5 - stop Elevators With 2,500 Lbs. Capacity Signage Yes Roof Open Surface Parking Exits to Street (2) Located at Northwest & Southwest Property Boundaries PROPERTY SUMMARY

181 High Street Portland, Maine PAGE 12 LOCATED IN DENSE URBAN AREA STREET VIEW PROPERTY SUMMARY AERIAL VIEW

181 High Street Portland, Maine PAGE 13 Arts & Culture 1 Maine College of Art 2 Children's Museum & Theatre of Maine 3 Theater for Kids at Portland Stage 4 Salt Institute - Documentary 5 Portland Museum of Art 6 State Theatre 7 Congress Square Park 8 Cross Insurance Arena 9 Maine Historical Society & Wadsworth - Longfellow House 10 Port City Music Hall 11 SPACE Art Gallery 12 Theater for Kids at Portland Stage 13 Portland Symphony Orchestra Hotels 1 The Westin Portland Harborview 2 Courtyard by Marriott Portland Downtown/Waterfront 3 Holiday Inn Portland - by the Bay 4 Portland Harbor Hotel 5 Hyatt Place Portland - Old Port Dining 1 Portland Lobster 2 DiMillo's On The Water 3 OTTO 4 Slab Portland Maine 5 The Green Elephant PROPERTY SUMMARY Gateway Garage is located in Portland’s Arts District, a neighborhood on the west side of Portland’s downtown core teeming wi th art galleries, music venues, coffee shops, restaurants, independently owned boutiques, museums, theaters, and street performances . T he array of dining, nightlife, arts, and hotels in the immediate neighborhood provides strong drivers of transient demand. PROXIMITY TO PORTLAND CULTURAL HUB

181 High Street Portland, Maine PAGE 14 MANAGEMENT

181 High Street Portland, Maine PAGE 15 1 The organizational chart, and all projected numbers, yields, and forward - looking statements assume the maximum offering amount is reached. 2 The proportionate share of the profits and losses is derived from the concluded Property value. The breakdown of the property v aluation formula is explained in the Appendix of this presentation. ORGANIZATIONAL CHART 1 OVERVIEW Gateway Garage Partners LLC, we, us, our or the Company, is a newly formed Delaware limited liability company organized for the sole purpose of acquiring a membership interest (Interest) in 181 High Street, LLC, a Delaware limited liability company (OpCo). OpCo’s sole asset is the Property. Upon the completion of this offering, we will acquire the Interest in exchange for a capital contribution equal to the proceeds of this offering. The Interest will entitle us to receive a proportional share of the profits and losses of OpCo. 2

181 High Street Portland, Maine PAGE 16 Noyack is a leading alternative real estate investment and operating company. Noyack operates nationally in the acquisition, development, financing, leasing and management of structured parking facilities, healthcare, food - handling warehouses, and entertainment infrastructure. It is also one of the largest medical office building real estate owner/operators in the Northeastern United States. Noyack is the Manager and is responsible for directing the management of our business and affairs and implementing our investment strategy. The Manager will not receive any compensation for serving as the Manager of the Company. Instead, the Manager, in its capacity as the OpCo Manager, will be paid an asset management fee equal to 2% of OpCo’s annual gross receipts, subject to a 5% cap on the aggregate management fee payable by OpCo to both SP Plus and the OpCo Manager. OPCO/ISSUER MANAGER NOYACK MEDICAL PARTNERS LLC Noyack recognized an opportunity as pressures on profitability and demand for capital were driving healthcare systems and universities to monetize non - core businesses at an unprecedented rate, including parking facilities. The firm’s extensive contacts in the healthcare industry and proactive outreach to university administrations lead to better pricing through negotiated acquisitions. The firm focuses on: ● Attractive risk - adjusted cash flow and investment returns in response to market conditions leading to greater stability and opportunity for future growth; ● Well - located parking assets that provide an effective hedge against exogenous disruptions as a cash - flowing land bank available for future redevelopment; ● Structured parking garages that provide diversification within larger real estate portfolios. FOCUSED STRATEGY & MARKET INSIGHTS DRIVE RETURNS MANAGEMENT

181 High Street Portland, Maine PAGE 17 Mr. Follini has more than 30 years of experience in the acquisition, development, and management of professional real estate across numerous asset classes. These include: healthcare facilities, medical office space, urban parking, media infrastructure, industrial land development, and senior housing. In 2001, Mr. Follini created Noyack Medical Partners, LLC with the express purpose of investing in healthcare real estate. Over the past 15 years it has accumulated more than $100M in its portfolio, exceeding return estimates for its investors. Earlier in his career, Mr. Follini served as President of the Gun For Hire Production Centers. He conceived, designed and renovated all of Gun For Hire’s more than 400,000 sf of digital media centers in New York, Miami, Vancouver, Toronto and Los Angeles. His New York facility earned the 1998 Crain’s Magazine Small Business Award. Mr. Follini holds a B.A. from Tufts University, a General Course Degree from London School of Economics & an Executive Management certification from Harvard Business School. Mr. Follini has also served as Chairperson on the boards of the HERE Arts Center & Chashama Arts. CJ FOLLINI, PRESIDENT Gateway Garage Partners LLC KEY PEOPLE MANAGEMENT

181 High Street Portland, Maine PAGE 18 ● Real - time pricing modifications based on demand ● Prices increase during times when the garage is near capacity ● Off - peak hours discounts maximizes revenue Dynamic Pricing ● Automated workforce scheduling minimizing labor costs ● Purchasing through vendors with pre - negotiated discounted pricing ● Real - time facility performance analytics maximize efficiency Cost Control ● Remote management services ● Enforcement systems ● Revenue & access control systems ● Car counting & parking guidance ● Valet systems ● Mobile apps NATIONWIDE LEADER IN PARKING MANAGEMENT Day - To - Day Operations Managed By SP Plus The day - to - day operations of the Property are managed by SP Plus, pursuant to the terms of a management agreement between OpCo a nd SP Plus. 1 The annual management fee payable to SP Plus for 2020 under this agreement is approximately $68,000, payable monthly, and automat ica lly increases 3% each year. The responsibilities of SP Plus under the agreement include, among other things: ● Operating and directing the operation of the parking garages as a parking facility ● Routinely maintaining any parking agreement provided by SP Plus in good operating condition ● Hiring, paying, training, providing benefits for and supervising sufficient experienced and qualified personnel ● Promoting, advertising and endeavoring to increase the volume, efficiency and quality of the services rendered ● Collecting parking fees ● Ensuring the premises are maintained in a clean and orderly manner SP PLUS CORPORATION (Nasdaq: SP) 1 A full explanation of the terms of this agreement is available to investors as an exhibit to the Offering Circular. PROPERTY MANAGER MANAGEMENT

181 High Street Portland, Maine PAGE 19 OPERATING STRATEGY

181 High Street Portland, Maine PAGE 20 1 The numbers used are not Property - specific and are only for explanatory purposes of how SP Plus manages the Property on a day - to - day basis. 2 A more detailed breakdown of the lease agreements is explained and available to investors in the Offering Circular. A garage may have 500 spaces available, but license 600 spaces to three client licensees. 1 This would seem incongruous given the traditional understanding of 100% occupancy. However, parking facilities can implement this “overbooking” strategy because if one of those three licenses only uses the spaces in the evening whereas the other two licensees are predominantly daytime usage, then the total spaces used at any given time never exceeds the total capacity. As part of its planned capital expenditures, OpCo intends to install a new LED price board linked to occupancy sensors. This will allow the Property managers to enact airline - like pricing throughout the day, increasing prices during times when the garage is near capacity, and offering discounts during off - peak hours. This ultimately leads to an efficient revenue maximization on an hourly basis. OPERATING STRATEGY OVERVIEW Real Time Pricing The Property generates consistent revenue from licensed parking agreements with reputable companies whose allocated spaces can be occupied by high - margin transient users when not in use. The ratio between licensed parking to transient for the Property in years ending December 2018 and December 2019 was 66/34 and 64/36, respectively. Licensee Income 2 Overbooking Opportunity OPERATING STRATEGY

181 High Street Portland, Maine PAGE 21 OPCO INTENDS TO SIGN NEW CORPORATE LEASE AGREEMENTS OR OFFER ADDITIONAL MONTHLY LICENSES IN 2021 ● Per the lease agreement with Maine Medical Center (“MMC”), the company has the right to reduce its number of spaces guarantee d t o 300 starting in February 2021, and its lease agreement expires in September 2021. ● MMC is currently constructing a 2,450 - space garage for employees and patients with plans to finish the construction sometime in 2022, but is currently open for employee parking. OpCo’s pro forma assumes MMC will reduce its space in February 2021 through the e nd of its lease term. OpCo will then either renew some of the spaces back to MMC or offer them to the public for monthly licenses or to an other Portland company. OpCo has already begun backfilling the spaces with a new lease expected to commence in November 2020 for 55 spaces. Cost Oversight & Control OpCo expects payroll, general & administrative, repairs and maintenance, and snow removal costs to be reduced going forward. OpCo budgeted these expenses lower than what was reported in 2019 due to the new technology from SP Plus that will allow for remote management and electronic payments. This plan should drastically reduce payroll costs and overhead costs associated with a lower staff. OpCo also normalized snow removal after 2019 resulted in excessive snow removal costs above what was budgeted. Repairs and maintenance going forward will not include the one - time expense of replacing the sidings. Lastly, OpCo does not expect to pay excessive fees, namely legal and engineering costs, that were associated with the capital improvements completed in 2018 and 2019. BUSINESS & GROWTH PLAN OPERATING STRATEGY

181 High Street Portland, Maine PAGE 22 OPCO PLANS TO FINISH FAÇADE REPLACEMENTS OpCo has recently started work to replace the brick façade of the Property with metal sidings. The remaining sides of the Property are expected to be completed in early 2021. Approximately $300,000 of planned capital expenditures are expected to be completed during the next several months. OpCo’s pro forma includes a significant reduction in repairs and maintenance due to the recent capital improvements being booked as an expense item. Management’s Long - Term Outlook The longer - term intangible that the Manager believes will catapult the urban infill parking garage into an institutional core+ holding is the rapidly accelerating demand for last - mile logistics. Management expects that this long - term secular trend will open up an unquantified boon in demand from e - commerce companies like Amazon and Wal - Mart needing downtown depots to distribute their goods into delivery vans. For most cities, downtown warehousing is not possible. As a result, the Manager expects that the current cap rates at which parking assets can be acquired will compress significantly. LONG - TERM OUTLOOK SP Plus is expected to remain the on - site management company. OpCo will leverage SP Plus’ technology - driven solutions to further improve pricing and cost efficiencies at the Property. In addition to the planned LED price board with sensor technology, SP Plus offers its own leading technology for garages, including: a mobile app, remote management services, hourly tracking technology, real - time facility performance analytics, and access to trained professionals with years of parking garage management experience. SP PLUS WILL CONTINUE TO MANAGE DAY - TO - DAY OPERATIONS OPERATING STRATEGY

181 High Street Portland, Maine PAGE 23 MAJOR LEASED SPACES

181 High Street Portland, Maine PAGE 24 Awards & Recognition 2 1 Source: “We Are MMC.” About Us | Maine Medical Center | Portland, ME , Maine Medical Center, mainehealth.org/maine - medical - center/about. 2 Source: “MMC Awards Recognition.” Maine Medical Center | Portland, ME, MMC, mainehealth.org/maine - medical - center/about/awards - re cognition. Maine Medical Center (“MMC”) is a 637 licensed - bed teaching hospital for Tufts University School of Medicine. 1 It is the largest hospital in New England and is one of only three Level I Trauma Centers in Northern New England with 28,000 inpatient visits, approximately 500,000 outpatient visits, 88,000 emergency visits, and over 27,000 surgeries performed annually. The license agreement between OpCo and MMC was amended and entered into on September 1, 2018 and expires on September 30, 2021. Under this agreement, as amended, OpCo has guaranteed MMC 500 parking spaces for use by employees of MMC. MMC has the right to reduce the number of guaranteed spaces from 500 to 300 any time after February 1, 2021. MAINE MEDICAL CENTER MAJOR LEASED SPACES The Joint Commission has certified Maine Medical Center as a Comprehensive Stroke Center, the highest level of designation for stroke care, and the first in the state of Maine . CERTIFIED COMPREHENSIVE STROKE CENTER Tufts University School of Medicine and Maine Medical Center have partnered to provide academic and clinical training to medical students, many of whom will go on to practice medicine in Maine . NORTHERN NEW ENGLAND’S PREMIER TEACHING HOSPITAL U . S . News & World Report has named MMC the best hospital in Maine for 2019 - 2020 , and named MMC a “Best Regional Hospital” for the seventh year in a row . VOTED TOP HOSPITAL IN MAINE

181 High Street Portland, Maine PAGE 25 The current parking agreement between OpCo and the Eastland Park Hotel was entered into on April 19, 2011 and expires on March 31, 2061. Long - Term Parking Agreement Designed by local architect Herbert Rhodes, The Eastland Hotel, now the Westin, celebrated its grand opening in 1927 to great fanfare. Boasting 369 guestrooms, the hotel was the largest in New England at the time and soon became a local landmark. The current owners renovated the property in 2013. 1 Historic Hotel In Downtown Portland 1 Source: “The Westin Portland Harborview.” Marriott International , https://www.marriott.com/hotels/travel/pwmwi - the - westin - portland - harborview/. MAJOR LEASED SPACES THE WESTIN PORTLAND HARBORVIEW

181 High Street Portland, Maine PAGE 26 Via Is One Of The Largest Independent Advertising Agencies In The Country. The firm is a mainstay in the advertising landscape for the past 25 years with clients that include major consumer products companies such as Samsung, L.L. Bean, Arm & Hammer, Klondike, Unum, Purdue, Wawa and 1800 Tequila. 1 Parking Agreement The license agreement between The Via Group and OpCo was entered into on January 1, 2018 and expires on December 31, 2023. MAJOR LEASED SPACES THE VIA AGENCY 1 Source: https://theviaagency.com/

181 High Street Portland, Maine PAGE 27 MARKET ANALYSIS

181 High Street Portland, Maine PAGE 28 1 Source: “Awards & Recognition .” Portland Downtown, 20 June 2017, portlandmaine.com/explore - downtown/awards - recognition 2 Source: “https://www.visittheusa.com/destination/portland - maine” PORTLAND MARKET ACCOLADES 1 MARKET ANALYSIS 2

181 High Street Portland, Maine PAGE 29 1 Source: US Census Bureau, Census 2010 Summary. Esri forecasts for 2019 - 2024, Esri, 2020, doc.arcgis.com/en/esri - demographics/dat a/. 2 Source: Rector, Amanda, and Angela Hallowell. Maine Economic Indicators. Office of the State Economist, Sept. 2020, www.maine .g ov/dafs/economist. 3 Source: Top 25 Private Employers In Maine By Average Monthly Employment By County (3rd Quarter 2019). www.maine.gov/labor. DEMOGRAPHICS MARKET ANALYSIS Demographics 1 1 - Mile 3 - Miles 5 - Miles Total Population 21,921 77,954 116,746 Median Income $35,841 $55,645 $60,405 Diversified Economy Healthcare and professional services are major drivers of Portland’s economy. Several companies call Portland home, with numerous corporate headquarters in a variety of industries located in the area. The chart below shows the top five employers in Cumberland County and their respective sectors. 3 Employer Est. Total Employees Sector MaineHealth 11,001 - 11,500 Healthcare L.L. Bean, Inc. 3,501 - 4,000 Retail Unum Group 2,501 - 3,000 Professional Services Hannaford Bros Co. 2,501 - 3,000 Retail (Grocery) Mercy Hospital 1,001 - 1,500 Healthcare Unemployment Rates As of August 2020, Maine’s unemployment rate was 6.9% compared to 8.4% nationally. 2 Unemployment has improved since the COVID - 19 pandemic began, but remain higher than the record lows in the beginning of 2020.

181 High Street Portland, Maine PAGE 30 Stability in Downtown Portland Office Market Maine has been a stable market, insulated from the volatility experienced in the wider national market. Recent years have bro ugh t re - urbanization and transformation to the downtown Portland landscape. The Property is located in the downtown submarket of Portland. According to The Boulos Company’s 2020 Greater Portland Market Ou tlook report, the downtown office market is the only submarket that continued to improve both average rental rates and average vacancy rate s t hrough 2019. 1 Class A and B combined vacancy rates were 4.1% for YE 2019, compared to 4.9% for YE 2018. 2 The YE 2019 class A vacancy rate was 0.4%, the lowest it has been since 2001. The average class A asking rent was $25.10 per sf for 2019. 1 Source: “2020 Greater Portland Market Outlook .” Maine Market Outlook, The Boulos Company, 2020, mainemarketoutlook.com 2 Class A and B are arbitrarily defined by The Boulos Company in the report. For further information, please read “Notes & Cred it s” in their report. PORTLAND OFFICE MARKET MARKET ANALYSIS

181 High Street Portland, Maine PAGE 31 The market for parking in the downtown submarket has kept pace with the strengthening office and medical markets. Per the market survey conducted by the City of Portland in September 2020, there are 16 parking garages in the downtown submarket comprising 7,623 parking spaces. 1 The survey indicates an average monthly rate of $157.67, an average hourly rate of $4.30, and an average daily rate of $36.62. Of the 16 garages, six operate 24 hours, seven days a week. Per the survey, and verified as of September 2020, 10 garages have waitlists for monthly spaces. As of September 2020, the Property charges a monthly rate of $185.00, a daily rate of $40.00, and an hourly rate of $4.00 ($5.00 for the first hour). 1 Source: “Parking Survey September 2020 .”Annual Parking Survey of Downtown Garages and Lots, City of Portland Parking Division, September 2020, portlandmaine.gov/documentcenter. PORTLAND PARKING GARAGE MARKET MARKET ANALYSIS Subject Comp #1 Comp #2 Comp #3 Gateway Parking Garage Casco Bay Parking Garage Custom House Square Parking Garage Temple Street Parking Garage Address 181 High Street 54 Commercial Street 25 Pearl Street 11 Temple Street Total Spaces 649 419 761 620 Operator SP Plus MHR Management MHR Management MHR Management Hourly Rate $4 $5 $5 $5 Daily Rate $40 $40 $40 $40 Monthly Rate $185 $170 $170 $170 24/7 Operation Y N Y N Waitlist Y Y Y N Comp #4 Comp #5 Comp #6 Comp #7 Elm Street Parking Garage Fore Street Parking Garage Monument Square Parking Garage Ocean Gateway Garage Address 21 Elm Street 419 Fore Street Cumberland Avenue & Brown Street 167 Fore Street Total Spaces 398 423 340 720 Operator City of Portland The Boulos Company The Boulos Company SP Plus Hourly Rate $3 $6 $3 $5 Daily Rate $28 $45 N/A $50 Monthly Rate $130 $195 $145 $180 24/7 Operation N N N Y Waitlist Y Y N/A N Comp #8 Comp #9 Comp #10 Comp #11 Arts District Garage Chestnut Street Parking Garage Cumberland County Courthouse Garage Holiday Inn By the Bay Address 48 Brown Street Chestnut/ Lancaster/ Oxford Streets 188 Newbury Street 60 Spring Street Total Spaces 270 450 328 285 Operator N/A Unified Parking Partners City of Portland N/A Hourly Rate $5 N/A $4 $2 Daily Rate $45 N/A $18 $17 Monthly Rate $160 $140 $155 $120 24/7 Operation Y N/A N/A N/A Waitlist Y N/A N/A Y Comp #12 Comp #13 Comp #14 Comp #15 One City Center Parking Garage Public Market Garage Spring Street Parking Garage Harbor Plaza Parking Garage Address One City Center Preble & Elm Streets / Cumberland Avenue 45 Spring Street 10 Union Street Total Spaces 600 600 565 195 Operator N/A Unified Parking N/A N/A Hourly Rate $5 $5 $3 $5 Daily Rate $50 $35 $28 N/A Monthly Rate $150 $165 $130 N/A 24/7 Operation Y Y N N/A Waitlist Y Y Y N/A

181 High Street Portland, Maine PAGE 32 The competitive landscape includes facilities in the immediate neighborhood of Gateway Garage as well as others scattered thr oug hout Portland’s downtown whose location, amenities, and user base parallels that of the subject. PARKING GARAGE MARKET MAP VIEW MARKET ANALYSIS 15 15

181 High Street Portland, Maine PAGE 33 1 Source: COVID - 19 Outbreak: Impact on CRE, REIS.com/covid - 19. October 2020. 2 Source: Maine Office of the State Economist, Economic Indicator September 2020. Lasting Impact Of Workplace Changes Workplace changes such as working from home may continue beyond the Pandemic especially for those in high - density urban areas that reported the highest incidence of COVID - 19 spread. A drop in space usage intensity could cause the office market to contract, particularly in dense, downtown areas. Long - Term Leases: Short - term Office Market Volatility Per REIS, the Portland, ME office market vacancy rate is expected to increase slightly from 14.1% in YE 2019 to 14.9% by YE 2021, while asking rents remain stable at $16.55 psf through YE 2021. 1 Per REIS, the impact of COVID - 19 on employment in the Portland, ME market is considered “low”. While office users comprise the lessee space at Gateway Garage, the long - term leases can ensure revenue stability despite market volatility. After the World Health Organization declared the Coronavirus (COVID - 19) a global pandemic on March 11, 2020, markets worldwide became increasingly volatile as a result of the Pandemic. Elevated levels of uncertainty combined with fast changing data hav e d iminished the reliability of forecasting in the near term and, without a clear picture of the economic implications of COVID - 19, the traje ctory of the recovery is difficult to forecast. Maine Residents Following Recommended Stay At Home Orders to Reduce COVID - 19 Impact Reductions in traffic indicate adherence by Maine residents to social distancing guidelines recommended to lessen the spread of COVID - 19 and flatten the rate of new infections. Per the Maine Economic Indicators report for September 2020, YoY percent change in vehicle miles traveled is down 8.4%, but has improved from its trough in late March of 2020. 2 IMPACT OF COVID - 19 MARKET ANALYSIS

181 High Street Portland, Maine PAGE 34 FINANCIAL SUMMARY

181 High Street Portland, Maine PAGE 35 General Assumptions Closing Date (Anticipated) December 2020 Property NOI Unaudited non - GAAP financial measurement 1 OpCo Net Income (Loss) Unaudited non - GAAP financial measurement 1 Debt Payments Includes approximate principal and interest expenses as expected per existing loan terms Gross Yield Distribution to the Company prior to fees and expenses Income Assumptions 2 Parking Income VIA Agency and Westin agreements renew as is; Maine Medical Center (MMC) adjusts to 300 spaces and either renews or OpCo signs new corporate leases at $175 monthly rate Misc. and Transient Income Annualized for 2020 to adjust for COVID - 19, then normalized and 3% annual increase Expense Assumptions 2 General Expense 3% annual increase, unless otherwise specified Payroll Based on budget of new payroll plan, followed by general expense increase Repairs and Maintenance Based on budget, followed by general expense increase; historical R&M includes certain one - time expenses related to capital projects Other Operating Expenses Based on budget, followed by general expense increase (except condo fees, which have historically grown at approximately 1% annually); historical R&M includes certain one - time expenses including excessive snow removal in 2019 General and Administrative Based on new payroll budget, followed by general expense increase Management Fees 3 2% of gross income to the OpCo Manager and a fixed amount to SP Plus (assumes 5% cap) 1 The Property NOI and OpCo Net Income / (Loss) are non - GAAP financial measurements and are provided as additional information to complement GAAP measures by providing a further understanding of operating results from management's perspective. A reconciliation of these benchmarks to GAAP is available in the Offering Circular. 2 Assumptions are based on the Manager’s business plan described in this presentation, and is explained further and available t o i nvestors in the Offering Circular. 3 More details of management fees are explained in the Management section of this presentation, and is explained further and av ail able to investors in the Offering Circular. KEY ASSUMPTIONS FINANCIAL SUMMARY

181 High Street Portland, Maine PAGE 36 1 OpCo uses Property NOI as a key performance indicator in evaluating operations. Given the nature of its business as a real es tat e owner, OpCo considers this measurement as a key supplemental measurement of its operating performance that is not specifically defined by GAAP. OpCo believes that Property NOI is useful to management and investors as a starting point i n m easuring its operational performance because this measurement excludes various items included in the GAAP adjusted net income (loss) that does not relate to or is not indicative of its operating performance, which can make periodic an d peer analyses of operating performance more difficult. HISTORICAL OPERATING PERFORMANCE 1 FINANCIAL SUMMARY For the Period Ending Dec - 18 Dec - 19 Revenue: Parking rental income $2,504,001 $2,453,834 Interest income $407 $369 Total Revenues $2,504,408 $2,454,203 Less Expenses: Payroll $313,450 $327,978 Repairs and maintenance $348,873 $261,358 Utilities $14,130 $13,862 Insurance $28,065 $33,371 Other operating expenses $74,935 $96,051 General and administrative expenses $106,581 $90,408 Management fees $124,038 $325,959 Property taxes $184,250 $191,835 Total Operating Expenses $1,194,322 $1,340,822 Property NOI $1,310,086 $1,113,381

181 High Street Portland, Maine PAGE 37 1 Gross Cash Yield is a non - GAAP financial measurement used to project estimated proceeds distributed to the Company before fees. The December 2020 Gross Cash Yield assumes a closing date of December 2020 and therefore is calculated on one month of a full year performance. Gross Cash Yield is calculated by taking the OpCo Net Income multiplied by the percent equ ity interest of the Company before fees and expenses attributed to the Company and divided by the total contribution (basis) of the Company into OpCo. A breakdown of this formula as well as other important formulas are explained in the Appendix of this presentation. FIVE - YEAR PRO FORMA FINANCIAL SUMMARY For the Period Ending Dec - 20 Dec - 21 Dec - 22 Dec - 23 Dec - 24 Dec - 25 Revenue: Parking rental income $2,102,802 $2,465,149 $2,432,591 $2,564,648 $2,700,764 $2,841,061 Total misc. Income $18,481 $19,035 $19,606 $20,194 $20,800 $21,424 Total Revenues $2,121,283 $2,484,184 $2,452,197 $2,584,842 $2,721,565 $2,862,485 Less Expenses: Payroll $295,530 $304,396 $313,528 $322,934 $332,622 $342,601 Repairs and maintenance $67,280 $69,298 $71,377 $73,519 $75,724 $77,996 Utilities $13,919 $14,337 $14,767 $15,210 $15,666 $16,136 Insurance $32,035 $32,996 $33,986 $35,006 $36,056 $37,137 Other operating expenses $103,820 $106,246 $108,738 $111,298 $113,928 $116,630 General and administrative expenses $18,250 $18,798 $19,362 $19,943 $20,541 $21,157 Management fees $66,775 $124,209 $122,610 $129,242 $136,078 $143,124 Property taxes $213,808 $220,222 $226,829 $233,634 $240,643 $247,862 Total Operating Expenses $811,418 $890,502 $911,196 $940,784 $971,258 $1,002,643 Property NOI $1,309,865 $1,593,682 $1,541,001 $1,644,058 $1,750,307 $1,859,842 Less: Interest expense $558,690 $541,381 $523,369 $506,017 $485,150 $464,867 Less: mortgage principal repayment $413,884 $430,698 $448,155 $465,786 $485,096 $504,594 OpCo Net Income $337,291 $621,603 $569,476 $672,255 $780,061 $890,382 Projected gross cash yield 1 0.3% 6.2% 5.7% 6.7% 7.8% 8.9%

181 High Street Portland, Maine PAGE 38 The Company will receive 100% of the proceeds from this offering. LEX Markets has agreed to pay the expenses of this offering, other than the placement fee. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses. A complete breakdown of the offering expenses will be explained and made available to investors upon filing of the Offering Circular. OFFERING EXPENSES COMPANY FEES AND EXPENSES The Company will pay LEX Markets an annual platform fee equal to 1% of the value of the public float of its Units, based on the average price per Unit of the last 90 calendar days of the immediately preceding calendar year. This fee will cover, among other things, on - going reporting requirements, filings, audits, platform fees, and servicing. A complete breakdown of the platform fees will be explained and made available to investors upon filing of the Offering Circular. The Manager will not receive any compensation for serving as the Manager of the Company. Instead, the Manager, in its capacity as the OpCo Manager, will be paid an asset management fee equal to two 2% of OpCo’s annual gross income, subject to a 5% cap on the aggregate management fee payable by OpCo to the Property manager (SP Plus) and the OpCo Manager. A complete breakdown of the management fees will be explained and made available to investors upon filing of the Offering Circular. ONGOING EXPENSES FINANCIAL SUMMARY

181 High Street Portland, Maine PAGE 39 APPENDIX

181 High Street Portland, Maine PAGE 40 The Commercial Real Estate Securities Marketplace 1 LEX MARKETS Solving for today’s liquidity challenges and limited investment opportunities by offering publicly tradable single - asset securities 1 LEX Markets is currently seeking regulatory approval for its Alternative Trading System, which will enable electronic seconda ry market trading of Reg A+ securities. Once issued, unit prices will vary based on supply and demand. New issue securities are highly speculative and can lose value. An investor can lose an entire investment. To find out more, visit LEX - Mar kets.com. 2 Investment banking services are offered by LEX Markets LLC, Member FINRA/SIPC, 25 West 39th Street, 8th Floor, New York, NY 1 001 8. Structure Service Placement The LEX investment banking team works with sponsors to structure new publicly - tradable equity securities 2f LEX connects sponsors with experienced legal counsel, tax consultants, and accounting firms to facilitate the submission and qualification of each offering LEX places the initial offerings and facilitates secondary trading on LEX’s proposed ATS 1 Visit LEX - Markets.com or contact us for more information LEX Markets LLC 25 West 39 th Street, 8 th Floor, New York, NY 10018 Investors@LEX - Markets.com (212) 655 - 9816

181 High Street Portland, Maine PAGE 41 PROPERTY VALUATION The OpCo Manager has determined that the value of the Property is $24.0M (Property Valuation). The OpCo Manager is basing the Pr operty Valuation on an independent third - party appraisal prepared by Archstone Group that valued the Property at $27.1M as of March 16, 2020, and a valuation analysis made by the OpCo Manager based on market conditions and comparable sales. The independent third - party analyses, opinions and conclusions, which were derived from the income and sales comparison approaches, were developed in con for mity with the requirements of the Code of Professional Ethics & Standards of Professional Practice of the Appraisal Institute, whi ch include the Uniform Standards of Professional Appraisal Practice.

181 High Street Portland, Maine PAGE 42 FORMULAS USED ABOVE Equity Value The proposed offering amount is determined based on the implied equity value (Equity Value) of the real estate asset. This am oun t is calculated as follows: Property Valuation – Principal Debt = Equity Value The Property Valuation is determined by OpCo Manager. The Principal Debt is an approximation of outstanding principal balance of the debt at the time of the offering based on the terms of the loan agreement. 1 For this Property, the Equity Value is: $24.00M – $13.97M = $10.03M For this Property, if OpCo offers 10% of the Equity Value, the formula for the basis to any potential investor in an initial offering would be: $10.03M x 10% ≈ $1,000,000 $1,000,000 / $250 = Maximum 4,000 Units offered to public. Gross Cash Yield 2 The Gross Cash Yield to the Company (expressed as a percentage) is calculated by taking the OpCo Net Income multiplied by the percent equity interest offered to the Company before fees and expenses attributed to the Company (Gross Proceeds), divided by the Offering Amount (basis) of the Company contributed into OpCo : ( OpCo Net Income x % Interest of Equity Value) / Offering Amount For this Property, the YE 2021 projected Gross Cash Yield is: ($621,603 x 10%) / $1,000,000 = 6.2% Net Cash Yield 2 The Net Cash Yield is calculated by taking the Gross Cash Yield and deducting the annual fees and expenses attributed to the Com pany. For this Property, the YE 2021 projected Net Cash Yield is: 6.2% - 1% = 5.2% 1 A complete breakdown of the Property’s indebtedness and audited financials is available to investors in the Offering Circular . 2 The basis used for calculating yields and fees is based on the maximum offering amount of this offering. Forward - looking yields and fees are also based on the maximum offering amount; however, this basis will change based on the market value on the secondary market (the ATS). The annual platform fee for the Company is 1% of the value of the public float of th e U nits, based on the average price per Unit over the last 90 calendar days of the immediately preceding calendar year.